                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-12

                          Irwin Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                          Irwin Financial Corporation
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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

Irwin Financial Corporation   500 Washington Street, Columbus, Indiana 47201
--------------------------------------------------------------------------------
                                         March 28, 2003

Notice of Annual Meeting of Shareholders
--------------------------------------------------------------------------------
To the Shareholders:
                  The Annual Meeting of Shareholders of Irwin Financial Corporation will be held at the Holiday Inn Conference Center, 2480 Jonathan Moore Pike, Columbus, Indiana, on Thursday, April 24, 2003, at 4:00 p.m., Columbus time, for the following purposes:

               1. to elect four Directors to serve on the Board for three-year terms;

               2. to hear such reports as may be presented; and

               3. to transact such other business as may properly come before the meeting or any adjournment thereof.

                  Registration of shareholders will start at 3:15 p.m. and the meeting will start at 4:00 p.m. Following the meeting, refreshments will be served.

                  I encourage you to date, sign, and mail the enclosed proxy in the postpaid envelope that is provided. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.

                  Enclosed with this notice are our Annual Report to Shareholders for 2002, our Annual Report on Form 10-K and our Proxy Statement.

                  Matt Souza, Secretary

Proxy Statement of Irwin Financial Corporation
--------------------------------------------------------------------------------
                  For Annual Meeting of Shareholders to be held April 24, 2003

General Information
--------------------------------------------------------------------------------

                  We are providing this proxy statement and the accompanying form of proxy in connection with the solicitation by our Board of Directors of proxies to be used at our Annual Meeting of Shareholders on Thursday, April 24, 2003, at the Holiday Inn Conference Center, 2480 Jonathan Moore Pike, Columbus, Indiana, at 4:00 p.m., Columbus time, or any adjournment thereof.

                  We will bear the costs of the solicitation of proxies in the accompanying form. The solicitation of proxies will be limited to the use of the mails.

                  A shareholder who signs and returns a proxy in such form will have the power to revoke it at any time before it is exercised by giving notice of revocation to our Secretary. All shares represented by the accompanying proxy, if the proxy is executed and returned, will be voted as directed by the shareholder. If a shareholder executes and returns a proxy, but makes no direction as to such shareholder's vote, then the shares will be voted on each matter to come before the meeting in accordance with the recommendation of the Board of Directors.

                  Our main offices are located at 500 Washington Street, Columbus, Indiana 47201.

                  This proxy statement will be mailed to shareholders on or about March 28, 2003.

                           1.

Voting Securities and Principal Holders
--------------------------------------------------------------------------------

                  Only shareholders of record at the close of business on March 10, 2003, will be entitled to vote. On March 10, 2003, there were 27,824,897 common shares outstanding and entitled to vote. Each common share is entitled to one vote on each matter to be voted on at the meeting.

                  The following information is given as of March 10, 2003, for persons known by management to beneficially own more than 5% of our common shares. All of the shares listed are beneficially owned through voting and investment power held solely by the reported owner, except as otherwise indicated.

                        -------------------------------------------------------------------------------------------
                                                                                 Amount and Nature
                        Name and Address                                           of Beneficial      Percentage of
                        of Beneficial Owner                                          Ownership          Ownership
                        -------------------------------------------------------------------------------------------
                        IFC Trust Under Trust Agreement dated 6/29/90,
                        Clementine M. Tangeman, Donor,
                        Irwin Miller, Trustee
                        301 Washington Street
                        Columbus, Indiana                                            5,160,592(1)         18.55%

                        Irwin Miller
                        301 Washington Street
                        Columbus, Indiana                                            5,310,358(1,2)       19.08%

                        William I. Miller
                        500 Washington Street
                        Columbus, Indiana                                           10,954,873(1,3)       39.33%

                        Putnam Investments
                        One Post Office Square
                        Boston, Massachusetts                                        1,589,124(4)           5.7%
                        ------------------------------------------------------------------------------------------

                (1) Certain shares owned by the IFC Trust (5,160,592 shares, which were donated to the Trust by the Estate of Mrs. Clementine Tangeman) and Mr. Irwin Miller (5,160,544 shares) are subject to an irrevocable proxy held by Mr. William I. Miller to vote such shares. Mr. William I. Miller holds a right to acquire these same 10,321,136 shares, pursuant to options purchased by Mr. Miller from Mrs. Clementine Tangeman and Mr. Irwin Miller, within 60 days of March 10, 2003, but subject to certain contingencies.

                (2) Includes 132,535 shares owned by Mr. Irwin Miller's wife,
                    Xenia S. Miller, as to which Mr. Miller holds no voting or investment power and for which Mr. Miller expressly disclaims any beneficial interest; 15,310 shares as to which Mr. Miller holds voting and investment power; and 1,969 shares that Mr. Miller has the right to acquire within 60 days of March 10, 2003 through the exercise of stock options.

                (3) See Footnote 1 above. Includes 136,029 shares as to which
                    Mr. Miller holds voting and investment power; 22,812 shares for which Mr. Miller is the custodian of on behalf of his children and for which Mr. Miller expressly disclaims any beneficial interest; 12,971 shares that are held in the 1998 William I. Miller Annual Exclusion Trust, Lynne M. Maguire, Trustee, for which Mr. Miller expressly disclaims any beneficial interest; and 461,925 shares that Mr. Miller has the right to acquire within 60 days of March 10, 2003 through the exercise of stock options.

                (4) The number of shares indicated is as of December 31, 2002, pursuant to a 13G filing that Putnam Investments made with the Securities and Exchange Commission. Putnam Investments states that its disclosed beneficial ownership is on behalf of Putnam Investment Management LLC and Putnam Advisory Company LLC.

                           2.

Security Ownership of Management
--------------------------------------------------------------------------------

                  The following information about the ownership of our common shares is given as of March 10, 2003 for our director nominees, directors and certain executive officers, individually, and all our director nominees, directors and executive officers as a group.

--------------------------------------------------------------------------------

                                                                                             Right to Acquire
                                                          Number of Shares    Irrevocable    within 60 days of   Restricted
                        Name                             Beneficially Owned   Voting Proxy    March 10, 2003       Stock
                        ---------------------------------------------------------------------------------------------------
                        Sally A. Dean(3)                        9,980                               12,213          6,661
                        Elena Delgado(4,5)                      3,912                               30,100
                        David W. Goodrich(2,3)                 13,682                                9,685
                        Robert H. Griffith(4)                  10,503                               15,770
                        John T. Hackett(2,3)                   27,140                                9,665          7,531
                        William H. Kling(3)                     6,175                                8,750          9,964
                        Brenda J. Lauderback(2,3)               2,288                               14,167          1,515
                        John C. McGinty, Jr.(2,3)               5,400                                9,685         12,343
                        William I. Miller(3,4)                171,812          10,321,136(1)       461,925
                        Lance R. Odden(3)                      10,173                                9,685          7,961
                        John A. Nash(3,4)                     312,373                              200,450
                        Theodore M. Solso(3)                   28,113                                9,570          9,236
                        Thomas D. Washburn(4)                  38,199                              112,390
                        Directors and Executive
                          Officers as a Group (26
                          persons)                            690,531          10,321,136        1,246,367         55,211

                                                         Percent of
                                                         Outstanding
                        Name                               Shares
                        -------------------------------  -----------
                        Sally A. Dean(3)                         *
                        Elena Delgado(4,5)                       *
                        David W. Goodrich(2,3)                   *
                        Robert H. Griffith(4)                    *
                        John T. Hackett(2,3)                     *
                        William H. Kling(3)                      *
                        Brenda J. Lauderback(2,3)                *
                        John C. McGinty, Jr.(2,3)                *
                        William I. Miller(3,4)              39.33%
                        Lance R. Odden(3)                        *
                        John A. Nash(3,4)                    1.83%
                        Theodore M. Solso(3)                     *
                        Thomas D. Washburn(4)                    *
                        Directors and Executive
                          Officers as a Group (26
                          persons)                          44.20%

                *  Less than 1%

                (1) See Footnote 1 to the table under "Principal Shareholders."

                (2) Director nominee

                (3) Director

                (4) Executive Officer

                (5) Ms. Delgado is the President of Irwin Home Equity
                    Corporation, which is one of the subsidiaries of Irwin Union Bank and Trust Company, our banking subsidiary. She owns 5% of the common stock of Irwin Home Equity. Her ownership in Irwin Home Equity, together with the rights under her shareholder agreement, in effect provide Ms. Delgado with a 5% interest, net of our preferred interest, in the value of the home equity line of business conducted jointly by Irwin Home Equity and Irwin Union Bank and Trust Company.

                  We believe stock ownership by directors helps align their interests with those of our shareholders. The Governance Committee of the Board of Directors has approved guidelines for director ownership of Irwin Financial Corporation common stock. The guidelines include: direct ownership of our stock (excluding stock options) equal in value to at least five times the non-stock-option portion of the director annual retainer fee (or $125,000, based on the current non-stock-option retainer fee portion of $25,000); attainment of the minimum level of ownership within five years of adoption of the guidelines (for current directors) or five years after joining the Board of Directors (for new directors); and disclosure of the guidelines and director compliance in our proxy solicitation materials. Apart from the above, we have created no incentives, disincentives or facilitative programs in connection with the guidelines. All directors are in compliance with our director stock ownership guidelines.

                  Our proxy materials have, since July 27, 1990, disclosed director stock ownership.

                           3.

Election of Directors
--------------------------------------------------------------------------------

                  Four directors are to be elected to our Board of Directors at the Annual Meeting in 2003. Proxies granted for use at the Annual Meeting cannot be voted for more than four nominees.

                  Our Board of Directors currently consists of 10 members divided into three classes of directors who are elected to hold office for staggered terms of two or three years, as provided in our by-laws. Directors Goodrich, Hackett, Lauderback and McGinty are currently serving a two-year term, which expires in 2003; Directors Dean, Kling and Odden are serving a three-year term, which expires in 2004; and Directors Miller, Nash and Solso are serving a three-year term, which expires in 2005. Director Nash will be retiring from the Board of Directors effective April 30, 2003.

                  The four nominees being proposed for election at the Annual Meeting to serve a three-year term of office are David W. Goodrich, John T. Hackett, Brenda J. Lauderback, and John C. McGinty, Jr.

                  The persons named as Proxies in the accompanying form of proxy will, unless otherwise indicated in the form of proxy, vote the shares covered by proxies for the election of nominees Goodrich, Hackett, Lauderback and McGinty, included in the following table. Management has no reason to believe that any of the nominees will be unable to serve. However, should a nominee for director become unavailable for election, and unless the Board of Directors or the Executive Committee reduces the size of the Board to a number equal to the number of nominees who are able and willing to serve, the persons named in the accompanying form of proxy will vote for a substitute who will be designated by the Board of Directors or the Executive Committee. If all nominees for director positions are elected at the Annual Meeting of Shareholders, a total of 9 directors will be members of our Board of Directors, due to the retirement of Mr. Nash. Any vacancy occurring in the Board of Directors caused by resignation, death or other incapacity, or increase in the number of directors may be filled by a majority vote of the remaining members of the Board of Directors, until the next annual or special meeting of the shareholders or, at the discretion of the Board of Directors, such vacancy may be filled by vote of the shareholders at a special meeting called for the purpose. Until any such vacancy is so filled, the existing directors shall constitute the Board of Directors. Shareholders shall be notified of any increase in the number of directors and the name, address, principle occupation, and other pertinent information about any director elected by the Board of Directors to fill any vacancy.

                  The following table sets forth, as of March 10, 2003, the name; year in which the nominee or current director was first elected as a director; for nominee directors, expiration of term if elected to a three-year term at this year's annual meeting; for current directors, expiration of the director's current term; principal occupation for the past five years of each nominee director or current director; the percentage of the total number of meetings of our Board of Directors and meetings of committees of our Board of which the director is a member attended by each director during 2002; all other directorships or other positions held by each

                           4.

                  nominee in other corporations subject to the reporting requirements of the Securities Exchange Act of 1934 and in any investment company; and the director's age. There are no family relationships among any of the director nominees or executive officers.

                  DIRECTOR NOMINEES:

                         ---------------------------------------------------------------------------------------

[David W. Goodrich]      David W. Goodrich*
                         (Director since 1986; expiration of term 2006)
                         Mr. Goodrich has been President and Chief Executive Officer of Central Indiana
                         Corporate Partnership since June 1999. He was the former President of the Indianapolis,
                         Indiana Colliers Turley Martin Tucker Company (a realty company) from May 1998 to July
                         1999. He is Chairman of the Board of Citizens Gas and Coke Utility and a director of
                         Clarian Health Partners, Inc. and American United Life Insurance Company. In 2002, Mr.
                         Goodrich attended 100% of our Board and Committee meetings of which he is a member. Age
                         55.
                         ---------------------------------------------------------------------------------------

[John T. Hackett]        John T. Hackett*
                         (Director since 1981; expiration of term 2006)
                         Mr. Hackett was Managing General Partner of CID Equity Partners, L.P. (a private equity investment partnership) since 1991, retiring from that position at the end of 2001. He is a director of the Wabash National Corp. and the Ball Corporation. In 2002, Mr.
                         Hackett attended 75% of our Board and Committee meetings of which he is a member. Age
                         70.
                         ---------------------------------------------------------------------------------------

[Brenda J. Lauderback]   Brenda J. Lauderback*
                         (Director since 1996; expiration of term 2006)
                         Ms. Lauderback was former President of the Retail and Wholesale Group of the Nine West
                         Group, Inc. from May 1995 until January 1998. She is a director of Big Lots, Inc.
                         (formerly Consolidated Stores) and Louisiana-Pacific Corporation. In 2002, Ms.
                         Lauderback attended 100% of our Board and Committee meetings of which she is a member.
                         Age 52.
                         ---------------------------------------------------------------------------------------
[John C. McGinty, Jr.]   John C. McGinty, Jr.*
                         (Director since 1991; expiration of term 2006)
                         Mr. McGinty has been the President of Peregrine Associates, Inc. (a healthcare, governance, and leadership consulting firm) since 1997. He has been the Managing
                         Director of The Greeley Company (a healthcare leadership consulting, strategic planning, education, and publications firm) since 1997, and was a part-time faculty member at Indiana University from 1997 to 2001. From 1986 to 1997, Mr. McGinty was the
                         President and Chief Executive Officer of Southeastern Indiana Health Management, Inc.
                         and Columbus Regional Hospital. In 2002, Mr. McGinty attended 100% of our Board and
                         Committee meetings of which he is a member. Age 53.
                         ---------------------------------------------------------------------------------------

                           5.

                         CURRENT DIRECTORS:
                         ------------------------------------------------------------------------------------------
[Sally A. Dean]          Sally A. Dean*
                         (Director since 1995; expiration of term 2004)
                         Ms. Dean is a retired Senior Vice President of Dillon, Read & Co. Inc. (investment bank, which is now part of UBS Warburg). She serves as Chairman of the Paideia School Endowment
                         Board and is former President of the Board of Trustees, Randolph-Macon Woman's College,
                         where she is a member of the investment committee. In 2002, Ms. Dean attended 100% of our
                         Board and Committee meetings of which she is a member. Age 54.
                         ------------------------------------------------------------------------------------------

[William H. Kling]       William H. Kling*
                         (Director since 1993; expiration of term 2004)
                         Mr. Kling has been President and Chief Executive Officer of the American Public Media
                         Group ("APMG") since 2000. APMG is the parent company of Minnesota Public Radio, Southern
                         California Public Radio and the Greenspring Company (a diversified media company). Mr.
                         Kling became President of Minnesota Public Radio (a regional network of 31 public radio stations) in 1966, and a director in 1972. In 1987, he became the President of the
                         Greenspring Company. He is a director of The St. Paul Companies, The Wenger Corporation,
                         AT&T Cable of St. Paul and five funds of the American Funds family of the Capital Group.
                         In 2002, Mr. Kling attended 100% of our Board and Committee meetings of which he is a member. Age 60.
                         ------------------------------------------------------------------------------------------
[William I. Miller]      William I. Miller
                         (Director since 1985; expiration of term 2005)
                         Mr. Miller has been our Chairman since August 1990. He is a director of Cummins Inc., The
                         Tennant Company, the New Perspective Fund, Inc. and the New World Fund, Inc. of the
                         American Funds family of the Capital Group. He is a trustee of EuroPacific Growth Fund of the American Funds family of the Capital Group. He also serves as a trustee of The Taft
                         School and of the National Building Museum. In 2002, Mr. Miller attended 100% of our Board and Committee meetings of which he is a member. Age 46.
                         ------------------------------------------------------------------------------------------

[Lance R. Odden]         Lance R. Odden*
                         (Director since 1991; expiration of term 2004)
                         Mr. Odden retired as Head Master of The Taft School (a private educational institution) in
                         June 2001, having served in that capacity since 1972. Mr. Odden serves as an advisor to
                         Warburg Pincus and is a trustee of the Thatcher School and a director of the Chancellor
                         Beacon Academies. In 2002, Mr. Odden attended 100% of our Board and Committee meetings of which he is a member. Age 63.
                         ------------------------------------------------------------------------------------------

                           6.

[Theodore M. Solso]      Theodore M. Solso*
                         (Director since 1993; expiration of term 2005)
                         Mr. Solso has been the Chairman and Chief Executive Officer of Cummins Inc. since January
                         2000. He served as President and Chief Operating Officer of Cummins from 1995 to 2000. He is a director of the Ashland Company and Cummins Inc., and a trustee of DePauw University.
                         In January 2003, Mr. Solso was nominated to be a director of Ball Corporation. In 2002,
                         Mr. Solso attended 75% of our Board and Committee meetings of which he is a member. Age
                         56.
                         ------------------------------------------------------------------------------------------

                * Member of the Executive Committee.

Compliance with Section 16(a) OF THE SECURITIES ACT OF 1934
--------------------------------------------------------------------------------

                  Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of our common shares and our other equity securities. Executive officers, directors, and greater than 10% shareholders are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

                  To our knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our executive officers, directors, and greater than 10% shareholders for fiscal 2002 were met.

                           7.

Director Meetings and Committees
--------------------------------------------------------------------------------

                  Our Board of Directors held four meetings during 2002.

                  We have appointed certain members of our Board to serve on various committees of our Board of Directors. Our Board of Directors has established four standing committees: (1) the Audit and Risk Management Committee; (2) the Compensation Committee; (3) the Governance Committee; and (4) the Executive Committee. Membership in those committees is reflected in the following chart:

                                      2002 Committee Members
                  --------------------------------------------------------------

                                                                    Compensation
                                                 Audit Committee     Committee      Governance Committee    Executive Committee
                        -------------------------------------------------------------------------------------------------------
                        Sally A. Dean                   X                X
                        David W. Goodrich                                X*                  X
                        John T. Hackett                 X                                                            X
                        William H. Kling                                 X
                        Brenda J. Lauderback            X
                        John C. McGinty                 X*                                   X                       X
                        William I. Miller
                        John A. Nash(1)
                        Lance R. Odden                                                       X*                      X*
                        Theodore M. Solso                                                                            X

                                      2003 Committee Members
                  --------------------------------------------------------------

                                                    Audit and
                                                      Risk
                                                   Management       Compensation
                                                    Committee        Committee      Governance Committee    Executive Committee
                        -------------------------------------------------------------------------------------------------------
                        Sally A. Dean                   X                X                                           X
                        David W. Goodrich                                X*                  X                       X
                        John T. Hackett                 X                                                            X
                        William H. Kling                                 X                                           X
                        Brenda J. Lauderback            X                                                            X
                        John C. McGinty                 X*                                   X                       X
                        William I. Miller
                        Lance R. Odden                                                       X*                      X*
                        Theodore M. Solso                                                                            X
                        -------------------------------------------------------------------------------------------------------

                * Indicates Committee Chairman

                (1) Mr. Nash will retire April 30, 2003.

                  AUDIT AND RISK MANAGEMENT COMMITTEE

                  The Audit and Risk Management Committee has primary responsibility for engaging, overseeing and compensating our independent auditors; reviewing and approving the independent auditors' audit plan; reviewing the report of audit, and the accompanying management letter, if any; reviewing and directing the work

                           8.

                  performed by our internal audit department; reviewing regulatory examination reports received by us and our subsidiaries; and consulting with the independent and internal auditors about the adequacy of internal controls. The Committee held four meetings during 2002.

                  COMPENSATION COMMITTEE

                  The Compensation Committee reviews and considers recommendations from management concerning our executive compensation policies, employee benefit plans, and salary administration program, including reviewing annually the total compensation and recommended adjustments for all of our executive officers and the executive officers of our subsidiaries. This Committee administers the short-term and long-term management incentive plans and the existing stock option and employee savings plans. The deliberations of the Committee are reported to the Board of Directors for review and approval. The Committee held four meetings in 2002.

                  GOVERNANCE COMMITTEE

                  The Governance Committee makes recommendations to the Board of Directors regarding general qualifications for nominees as directors, mix of experience and skills on the Board, size of the Board of Directors and the terms of its members, director compensation, and the retirement policy for directors. On the basis of these general determinations, this committee recommends qualified individuals to serve as directors. Shareholder recommendations for nominees will be accepted by this Committee; however, no formal procedures have been developed to consider such recommendations. The Committee held five meetings in 2002.

                  EXECUTIVE COMMITTEE

                  The Executive Committee consists of the independent directors of the Corporation. Its purpose is to meet regularly in executive session without management present. The Committee has the power to act on the Board of Directors' behalf at such times as may be designated by the Board of Directors to conduct the business of the Board of Directors, subject to limitations imposed by law, our articles, our by-laws, or resolutions of our Board of Directors. The Committee held four meetings in 2002.

Outside Director Compensation
--------------------------------------------------------------------------------

                  Under the outside directors' fee schedule, from January 1, 2002 to December 31, 2002, each of our outside directors earned a retainer fee of $50,000, $25,000 of which was paid in the form of stock options. The remainder of the retainer was payable in cash, additional stock options, or in common shares issued under our 1999 Outside Director Restricted Stock Compensation Plan.

                  In addition to the annual retainer described above, in 2002, our outside directors received $1,000 for attending each meeting of our Board of Directors and $1,000 for attendance at each meeting of the Compensation, Governance and Executive Committees of our Board of Directors, and members of our Audit and Risk Management Committee received $2,000 for each meeting attended. The committee chairpersons also received an additional retainer of $3,000.

                  The 1999 Outside Director Restricted Stock Compensation Plan covers only our non-employee directors and the non-employee directors of our subsidiaries,

                           9.

                  allowing an outside director to elect to receive the remainder of his or her annual retainer fees ($25,000 in 2002) and/or meeting attendance fees (collectively, director fees) in the form of common shares rather than in cash, with a market value equivalent to the cash value of the fees. The outside director plan allows the grant of up to 100,000 common shares through December 31, 2009. Grants under the outside director plan may be for one or more years of future service. The common shares granted under the outside director plan are subject to forfeiture on a pro rata basis if the outside director recipient does not serve until the end of the outside director plan year to which the common shares apply. Forfeited common shares will revert to us.

                  A committee, appointed by the Board of Directors, administers the plan. Except for an election for a calendar year in which a person first becomes an outside director, each election is effective for not less than one calendar year but may be made for additional calendar years subject to any limitation imposed by the committee at the time an election is made. A grant of common shares for multiple years of service will be equal to the value of the cash retainer and/or meeting fees earned during the number of years covered by the grant.

                  Before delivery to outside directors, certificates issued by the committee under the plan will be held by our Secretary for one year after the last date covered by the election under which the common shares were issued, or an earlier date determined by the committee.

                  An outside director has only limited rights as a shareholder with respect to common shares subject to an election until the certificates representing those shares are issued. When a certificate is issued, the outside director will have the power to vote the common shares represented by the certificate on all matters presented to a vote of our shareholders and will be entitled to receive all dividends and other distributions declared or paid by us on those shares. An outside director will have no right to sell, pledge, encumber, or otherwise dispose of any common shares issued under the outside director plan during the time the certificates representing common shares are held by our Secretary, other than for transactions between the outside director and us or any of our directors or affiliates.

                  At present, a total of 55,211 common shares are registered under the outside director plan in the names of the participating director nominees. A total of 57,527 shares have been granted to participants in the outside director plan. Grants made under the previous outside director plan since its inception in 1989 total 102,402 common shares. During 2002, directors Dean, Hackett, Kling, McGinty, Odden, and Solso participated in the outside director plan.

                  Directors Dean, Odden and McGinty also serve as directors on the board of our subsidiary, Irwin Union Bank and Trust Company. They receive a payment of $2,000 for each meeting they attend for that board. Director Hackett serves on the board of Irwin Union Bank, F.S.B., for which he receives a $3,000 yearly retainer, plus $500 for each meeting attended, and serves on the Irwin Union Bank Business Development Board and receives a yearly retainer fee of $1,000 and $350 for each meeting attended.

                  No fees other than director fees are paid to directors for services rendered in that capacity. Directors who are our officers or officers of our subsidiaries do not receive any director fees.

                           10.

Executive Compensation and Other Information
--------------------------------------------------------------------------------

Summary of Cash and Certain Other Compensation
--------------------------------------------------------------------------------

                  The following table provides certain summary information concerning compensation paid or accrued by us and our subsidiaries to or on behalf of our Chairman (who performs the functions of chief executive officer) and each of our four other most highly compensated executive officers for the fiscal years ended December 31, 2000, 2001 and 2002:

                                    SUMMARY COMPENSATION TABLE
                  --------------------------------------------------------------

                                                                                       Long-Term
                                                                                       Compensation    All Other
                                                        Annual Compensation(1,4)       Awards          Compensation(5,6,7)
                        --------------------------------------------------------------------------------------------------
                        Name & Principal Position    Year    Salary(2)    Bonus(3)      Option(#)
                        --------------------------------------------------------------------------------------------------
                        William I. Miller            2002    $508,000    $  718,858      140,400              $6,000
                        Chairman                     2001     480,667       699,989      101,100               5,100
                                                     2000     469,333       665,400       99,900               5,100
                        --------------------------------------------------------------------------------------------------
                        John A. Nash                 2002    $342,000    $  430,901       53,300              $6,000
                        President                    2001     324,000       425,826       38,400               5,100
                                                     2000     316,667       313,096       41,500               5,100
                        --------------------------------------------------------------------------------------------------
                        Thomas D. Washburn           2002    $260,000    $  282,433       19,300              $6,000
                        Executive Vice President     2001     246,667       239,192       13,600               5,100
                                                     2000     230,000       222,488       12,800               5,100
                        --------------------------------------------------------------------------------------------------
                        Robert H. Griffith           2002    $243,333    $1,011,185        7,200              $9,000
                        President and CEO,           2001     220,000       852,503        4,600               7,800(8)
                        Irwin Mortgage               2000     158,333       142,808        3,400               7,400(8)
                        Corporation
                        --------------------------------------------------------------------------------------------------
                        Elena Delgado                2002    $246,667    $  248,745       23,500              $6,000
                        President, Irwin Home        2001     226,667       278,589       12,700               5,100
                        Equity Corporation           2000     216,667       310,457        5,000               5,100
                        --------------------------------------------------------------------------------------------------

                (1) Amounts other than salary are reported on an accrual basis.

                (2) Includes amounts directed by the executive officer to be contributed on a pre-tax basis to our savings plans.

                (3) Includes short-term bonus payments from us and certain subsidiaries and a one-time payout of deferred short-term incentive compensation in 2002.

                (4) With respect to each individual named in the Summary
                    Compensation Table there were no perquisites or other personal benefits, securities or property paid in the years shown which, in the aggregate, exceeded either $50,000 or 10% of the total of such individual's annual salary and bonus.

                (5) Excludes for Messrs. Miller, Nash and Washburn benefits accrued under our supplemental retirement benefit plan. See "Supplemental Retirement Benefit Plan."

                (6) Includes contributions by us or certain subsidiaries to qualified savings plans. (See Note 7.)

                (7) Detailed information relevant to the "All Other
                    Compensation" column for 2002 in the Summary Compensation Table above is shown in the following table.

                (8) Excludes compensation payable to Robert H. Griffith under the terms of the Irwin Mortgage Long-Term Incentive Plan disclosed elsewhere herein. See "Long-Term Incentive Plans."

                           11.

                  The following table contains information relevant to the "All Other Compensation" column in the previous table:

--------------------------------------------------------------------------------

                                                                                            Qualified
                        Name                                                               Savings Plan
                        -------------------------------------------------------------------------------
                                                                                               2002
                        -------------------------------------------------------------------------------
                        William I. Miller                                                     $6,000
                        John A. Nash                                                           6,000
                        Thomas D. Washburn                                                     6,000
                        Robert H. Griffith                                                     9,000
                        Elena Delgado                                                          6,000
                        -------------------------------------------------------------------------------

Stock Options
--------------------------------------------------------------------------------
                  The following table contains information concerning the grant of stock options under our 2001 Stock Option Plan to each named executive officer during 2002:

                                OPTION GRANTS IN LAST FISCAL YEAR
                  --------------------------------------------------------------

                                                                 Percent of
                                                                 Total Options    Exercise
                                                                 Granted to       or Base
                                                   Options       Employees        Price      Expiration   Grant Date
                        Name                       Granted(1)#   in Fiscal Year   ($/SH)     Date         Present Value(2)
                        --------------------------------------------------------------------------------------------------
                        William I. Miller            140,400         27.76         $15.65     2/14/12        $1,151,280
                        John A. Nash                  53,300         10.54          15.65     2/14/12           437,060
                        Thomas D. Washburn            19,300          3.82          15.65     2/14/12           158,260
                        Robert H. Griffith             7,200          1.42          15.65     2/14/12            59,040
                        Elena Delgado                 23,500          4.65          15.65     2/14/12           192,700
                        --------------------------------------------------------------------------------------------------

                (1) All grants are subject to a vesting schedule where 25% of each grant is vested on the date of the grant and 25% of each grant vests on the anniversary date of each grant in each of the three years following the grant.

                (2) For the options expiring 2/14/2012, total option values shown in the far right-hand column were derived using the Binomial option pricing model. Assumptions used in the valuation included an expected volatility factor of .40, an expected future dividend yield of .01, a risk-free rate of return of .0495, and an expiration date of 10 years. The Binomial model suggests a valuation of $8.20 per share under these assumptions. The Black-Scholes option pricing model would suggest a valuation of $8.15 per share under these same assumptions. The use of a single value as shown in the table above implies a precision to stock option valuation that we do not believe exists and that therefore may cause the above table to be misleading. Accordingly, there is no assurance that the value realized on the options, if any, will be at or near the value estimated by the Binomial option pricing model. Future compensation resulting from option grants is based solely upon the performance of our stock price.

                  The Board of Directors has not chosen to expense stock options. The Board wishes to analyze new guidance from the Financial Accounting Standards Board, SEC, or other relevant authority regarding the standardization of valuation methods, should such guidance be forthcoming. In the absence of a uniform valuation method for public companies, we will continue to disclose the impact of expensing stock options using our valuation method.

                           12.

                  In February 2002, options to purchase a total of 627,800 shares were granted under our 2001 Stock Plan, including 243,700 options granted to the named executive officers. The options are exercisable at a price of $15.65, which was the average of the closing bid and asked prices of our common stock reported immediately prior to the pricing of our common stock offering on February 14, 2002.

Option Holdings
--------------------------------------------------------------------------------

                  The following table provides information, with respect to each named executive officer, concerning the exercise of options during 2002 and unexercised options held as of the end of 2002:

                         AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR
                                AND FISCAL YEAR-END OPTION VALUES

                        -----------------------------------------------------------------------------------------------------------
                                                  Shares
                                                  Acquired
                                                  on                      Number of Securities          Value of Unexercised
                                                  Exercise   Value        Underlying Unexercised        In-the-Money Options
                        Name                      (#)        Realized     Options at Fiscal Year-End    at Fiscal Year-End(1)
                        -----------------------------------------------------------------------------------------------------------
                                                                          Exercisable   Unexercisable   Exercisable   Unexercisable
                        -----------------------------------------------------------------------------------------------------------
                        William I. Miller           --           --         376,575        180,825       $864,760        $89,505
                        John A. Nash               88,400    $1,192,300     167,150         69,550        285,458         33,979
                        Thomas D. Washburn          --           --         111,765         24,475        607,170         12,304
                        Robert H. Griffith          --           --          11,970          8,550          7,155          4,590
                        Elena Delgado               --           --          22,975         25,225         13,431         14,981
                        -----------------------------------------------------------------------------------------------------------

                (1) The closing price of our common shares on December 31, 2002 was $16.50 per share.

Long-Term Incentive Plans
--------------------------------------------------------------------------------

                  The following table provides information concerning an award made during 2002 under the Irwin Mortgage Long-Term Incentive Plan to named executive officer Robert H. Griffith. The award represents an accrued liability. This Plan is based on cumulative net income performance over a three-year period, with targets established by the Board of Directors of Irwin Mortgage. Payments are made at the end of the three-year plan cycle.

                       LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
                  --------------------------------------------------------------

                                              Number of
                                              Shares,       Performance or
                                              Units or      Other Period Until          Estimated Future Payouts
                                              Other         Maturation or               Under Non-Stock Price-Based
                        Name                  Rights        Payout                      Plans ($ or #)
                        -------------------------------------------------------------------------------------------
                                                            Deferrable Compensation
                        Robert H. Griffith     $445,427     under Terms of the Plan              $445,427
                        -------------------------------------------------------------------------------------------

                           13.

Pension Plans
--------------------------------------------------------------------------------

                  We and certain participating companies of our subsidiaries maintain a non-contributory qualified defined benefit Employees' Pension Plan. This plan provides for retirement benefits to most of the officers and employees of these companies. Under the provisions of this plan, participating companies will contribute assets sufficient to pay all benefits to plan participants. Contributions to this plan are actuarially determined to fund the current service cost on a current basis and to fund initial past service costs over a period of 30 years. Employees who have completed one year of service (1,000 hours worked during a 12-month period) are eligible for participation. Benefits vest after five years of vesting service. In addition to benefits paid to retiring employees, death and deferred termination benefits are available to employees who meet certain conditions under this plan.

                  The table below shows the estimated annual benefits payable, based upon reasonable assumptions, under this plan as in effect on December 31, 2002. Basic wages considered for this plan are for the five consecutive plan years of highest compensation, and include basic compensation, commissions, and payments from short-term bonus plans. In accordance with
                  Section 401(a)(17) of the Internal Revenue Code of 1986, basic wages above $200,000 are not used in the calculation of plan benefits.

                        ---------------------------------------------------------------
                                                       Years of Service
                        ---------------------------------------------------------------
                        Remuneration     15        20        25        30         35
                        ---------------------------------------------------------------
                          $ 50,000     $10,800   $14,400   $18,000   $18,300   $ 18,700
                            75,000      18,100    24,100    30,200    31,300     32,500
                           100,000      25,400    33,900    42,300    44,300     46,300
                           125,000      32,700    43,600    54,500    57,300     60,100
                           150,000      40,000    53,400    66,700    70,300     73,900
                           175,000      47,300    63,100    78,900    83,300     87,700
                           200,000      54,700    72,900    91,100    96,300    101,500
                           225,000      54,700    72,900    91,100    96,300    101,500
                           250,000      54,700    72,900    91,100    96,300    101,500
                           275,000      54,700    72,900    91,100    96,300    101,500
                           300,000      54,700    72,900    91,100    96,300    101,500
                           350,000      54,700    72,900    91,100    96,300    101,500
                           400,000      54,700    72,900    91,100    96,300    101,500
                           450,000      54,700    72,900    91,100    96,300    101,500
                           500,000      54,700    72,900    91,100    96,300    101,500
                        ---------------------------------------------------------------

                  The current years of service at December 31, 2002, for the individuals named in the compensation tables above, are as follows: Mr. Nash (36), Mr. Washburn (26), and Mr. W. Miller
                  (12). Mr. Griffith and Ms. Delgado are not covered by the Plan.

                  Benefits listed in the pension plan table are payable under various annuity options and are not subject to any deduction for Social Security or other offset amounts. This plan was amended effective January 1, 2000. For service after January 1, 1994, Mr. Washburn received an additional benefit accrual equal to 75% of his usual benefit. In 1999, Mr. Washburn received a one-time benefit accrual equal to 225% of his usual benefit. This increase brings Mr. Washburn into parity with other executives. For service after January 1, 1994, Mr. Miller received an additional benefit accrual equal to 75% of his usual benefit.
                           14.

Supplemental Retirement Benefit Plan
--------------------------------------------------------------------------------

                  On May 19, 1992, the Board of Directors approved our Compensation Committee's recommendation to provide a supplemental executive retirement benefit to William I. Miller. A similar benefit was approved prior to 1992 for John
                  A. Nash. A similar benefit was implemented on January 1, 2000 for Thomas D. Washburn. On April 25, 2002, the Board of Directors approved the Compensation Committee's recommendation to restate Supplemental Executive Retirement Plans for Messrs. Miller, Nash, and Washburn. The plans were restated to ensure consistency with current tax law and our current pension plan. The benefit provides the participants with an amount of company-provided benefits not provided under the pension plan because of the limitations imposed by Sections 415 and 401(a)(17) of the Internal Revenue Code. Criteria used to determine amounts payable under this benefit are the same as those used by our pension plan; that is, service with us, age at retirement, and earnings. Benefits are measured in the same manner as under the pension plan, using credited service with us. Method of payment of the supplemental benefit is a monthly annuity payable for life, with a guarantee of 180 payments.

                  The table below shows the estimated annual benefits payable, based upon reasonable assumptions, under this plan as in effect on December 31, 2002:

                        -------------------------------------------------------------------
                                                         Years of Service
                        -------------------------------------------------------------------
                        Remuneration      15         20         25         30         35
                        -------------------------------------------------------------------
                         $  170,000    $      0   $      0   $      0   $      0   $      0
                            200,000           0          0          0          0          0
                            275,000      21,900     29,300     36,600     39,000     41,400
                            350,000      43,900     58,500     73,100     78,000     82,900
                            425,000      65,800     87,800    109,700    117,000    124,300
                            500,000      87,800    117,000    146,300    156,000    165,800
                            575,000     109,700    146,300    182,800    195,000    207,200
                            650,000     131,600    175,500    219,400    234,000    248,600
                            725,000     153,600    204,800    255,900    273,000    290,100
                            800,000     175,500    234,000    292,500    312,000    331,500
                            875,000     197,400    263,300    329,100    351,000    372,900
                            950,000     219,400    292,500    365,600    390,000    414,400
                          1,025,000     241,300    321,800    402,200    429,000    455,800
                          1,100,000     263,300    351,000    438,800    468,000    497,300
                          1,175,000     285,200    380,300    475,300    507,000    538,700
                        -------------------------------------------------------------------

Compensation Committee Interlocks and Insider Participation
--------------------------------------------------------------------------------

                  Members of the Committee are Ms. Dean, and Messrs. Goodrich and Kling. No member of the Compensation Committee of our Board of Directors was, during 2002, an officer or employee of a company on whose compensation committee an officer or employee of the Corporation serves. Nor was any member of the Compensation Committee, during 2002, an officer or employee of ours or any of our subsidiaries.

                           15.

Board Compensation Committee Report on Executive Compensation
--------------------------------------------------------------------------------

                  Executive compensation is reviewed and approved annually by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. Set forth below is a report submitted by Ms. Dean and Messrs. Goodrich and Kling in their capacity as the Board's Compensation Committee addressing the Corporation's compensation policies for 2002. The principal executive officer of the Corporation is the Chairman, Mr. William I. Miller.

I. Compensation Policy for Executive Officers
--------------------------------------------------------------------------------

                  The Compensation Committee believes that compensation plans are only one element in our overall system of executive compensation. Furthermore, appropriate compensation policies are a necessary, but not sufficient, condition for achieving our goals. A good compensation system will not guarantee that we achieve our goals, but a poor system can result in those goals not being achieved.

                  This interdependence requires that our compensation system align with our guiding philosophy (what we believe), our mission (what we want to be), and our strategy (what we want to do). Our guiding philosophy and the kinds of people needed to bring this alignment to life are the starting points for developing our philosophy and system of compensation.

                  Our executive compensation system focuses on the total compensation package of our top executives. Our objective is to correlate total compensation with our performance so that median performance relative to similar companies in our industry will produce median total compensation for individuals relative to comparable positions in peer companies. Likewise, inferior performance will produce below median compensation, and superior performance will produce above median compensation.

                  This approach requires that we start by defining the appropriate peer group, both for individual positions and the Corporation as a whole. For individual positions, this decision is based on the relative level and scope of responsibilities inherent in the position, and the talent and skills required for success.

                  The traditional measure for the scope of responsibilities in commercial banks and bank holding companies is asset size. Mortgage banking companies generally look at both loan closing volume and loan servicing size. Consumer finance companies consider origination volume. Our strategy is to enhance capital productivity, which is defined as generating proportionately larger streams of revenues and profits from a given capital and asset base. Asset growth in itself is not one of our strategic objectives, and our success is not defined only by asset size, loan volume, or servicing size. As a result, in calibrating the scope of responsibility of a given position, we look at comparable positions in other companies in multiple asset-size groups as well as peer companies defined by other measures (such as total market capitalization or revenues) when they are available.

                  Performance comparisons are generally made from the shareholders' perspective. That is, groups of companies are selected that may be seen as alternative

                           16.

                  investments by current and prospective investors. Even so, our most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group selected to compare shareholder returns. Thus, although there may be some overlap, the surveys selected for compensation review purposes do not contain information on the same companies as those found in the peer group indices in the Comparison of Five-Year Cumulative Total Return graph which follows this report.

                  All of our operating companies (including the Corporation as a separate entity) use multiple sources of both compensation and performance data because experience has shown that results can vary greatly from one survey to the next. In the case of compensation market data, the Compensation Committee is provided with multiple sources of data on each executive position reviewed. When available, the information is in the form of 25th percentile, median, and 75th percentile compensation. Four different market compensation comparisons were considered for the Chairman in 2002, including a proxy-based custom study of fifteen bank holding companies conducted by the executive compensation consulting firm Watson Wyatt.

                  Historically, total compensation has been defined in surveys to include only base salary and the annual bonus. When reliable information on the present value of long-term grants is available, it is used as additional support for compensation decisions.

                  The percent of total compensation that is variable increases with the executive's position. This approach is consistent both with the individual's influence on results and his/her economic capacity to tolerate volatility in compensation levels.

                  In addition to information on the market level of compensation, members of the Compensation Committee review a summary of individual performance over the past year, including key accomplishments, strengths, and opportunities for improvement. They also may consider their own subjective assessments of an executive's performance and relative contribution to the organization.

II. The Elements of Executive Compensation and Corporate Performance
--------------------------------------------------------------------------------

                  There are three elements of executive compensation and corporate performance: base salary, annual short-term bonus, and long-term incentives.

                  A. Base Salary

                  Base salary is important in achieving the goal of attracting and retaining qualified executives. Base salary is generally targeted to be at the median of similar positions in the industry. Exceptions may exist when a higher level of base salary would be required to attract or retain a uniquely qualified executive officer. In order to maintain the target position, annual increases are approximately equal to the median increases in the respective industries in which our operating companies compete unless the growth of the company warrants comparison with a larger peer group in that industry. The total base salary paid to the Chairman in 2002 was $508,000, up 5.7% from 2001.

                           17.

                  B. Annual Short-Term Bonus

                  The annual bonus is the component that provides a variable current cash compensation reward for above median current performance. Each executive officer participating in the annual bonus plan has a target opportunity expressed as a percentage of base salary. We believe that this method, when combined with properly selected performance targets, rewards managers for making investments in future performance, valuing consistency, and managing risk.

                  Operating company presidents receive part of their target annual bonuses based upon the performance of their respective companies, and part based upon consolidated performance of the Corporation. Thus, they have financial incentives to achieve synergies between operating companies.

                  We believe that the best performance targets are those that are objectively and consistently measured, as well as easily understood by participants. The bonus plans of the Corporation and its operating companies include return on equity or a proxy for return on equity as a key performance measure. The Board of Directors approves specific performance targets each year for each operating company and the Corporation. The targets are based upon a variety of factors, including historical and expected industry performance, the estimated required rate of return by investors, and the prior year's budgeted and actual performance. Bonus payments begin at a threshold level and increase proportionately as performance increases.

                  The short term bonus plan awards, when granted, are made to executives as a lump sum and within ninety days after our annual earnings are released to the public.

                  C. Long-Term Incentives

                  Long-term incentive plans supplement the incentive provided by annual bonus plans for building the value of the Corporation over the long term. Operating company heads may receive the majority of their long-term compensation based upon growth in the value of their subsidiary operating company. Certain holding company executive officers and some operating company executive officers are provided with long-term incentive compensation through grants of non-qualified stock options. The 2001 Irwin Financial Corporation Stock Plan includes the ability to grant non-qualified stock options, stock appreciation rights, incentive stock options, restricted stock and phantom stock. Grants to executive officers in 2002 were made in the form of non-qualified stock options.

                  Our officers and employees could acquire up to 12% of the issued and outstanding shares of our common stock if:

                     - all shares set aside for issuance under our stock option plans were granted; and

                     - officers and employees who received grants under our
                       plans exercised all of those grants; and

                     - holders of options paid for option exercises without the use of previously issued shares.

                           18.

                  However, several variables could significantly reduce the percentage of common stock that officers and employees could acquire. Acquisition percentage would decrease if:

                     - officers and employees paid for stock options with
                       previously issued shares; or

                     - employees departed without exercising options previously granted to them; or

                     - options were forfeited, if, for example, the price of our common stock fell below the option exercise price. (As of March 10, 2003, the trading price of our common stock was below the exercise price of approximately 37% of current outstanding options.)

                  The dilutive impact of stock options issued in 2002 was a $.01 reduction to our 2002 basic earnings per share of $1.99.

III. Formulation of the Chairman's Compensation
--------------------------------------------------------------------------------

                  Mr. Miller's current compensation package includes a base salary of $520,000 plus an annual bonus at target performance of 60% of base salary or $312,000. As noted above, there is no single, clear measure of market compensation for executive positions in the Corporation. The Compensation Committee used four different market surveys for the Chairman's position in 2002. Based on these surveys, estimates of the 25th percentile, median, and 75th percentile points of total annual compensation were made.

                  Actual total cash compensation paid to Mr. Miller for 2002 was $1,226,858, up 3.9% from 2001. $238,378 of this amount was a one-time payment from our short-term bonus plan, which was amended in 2002. In accordance with the plan's prior design, a portion of each year's bonus amount was deferred. When the plan was amended in 2002, prior deferred amounts were paid to participants. Even though a substantial portion of Mr. Miller's compensation is based upon our financial performance during the year, some of his compensation is not tax deductible to the Corporation for 2002 under Internal Revenue Code Section 162(m). Section 162(m) limits the tax deductibility of an executive's compensation in excess of $1 million unless certain criteria are satisfied.

                  For long-term incentive compensation purposes, Mr. Miller received an option grant of 140,400 shares in 2002 at an exercise price of $15.65 per share (representing the mean between the bid and asked closing prices on the grant date). Through employment of the Binomial option pricing model, we estimate that the present value of the 2002 options at grant date to be $1,151,280. Due to his opportunity to participate in the Irwin Ventures LLC long-term compensation plan beginning in 2000, Mr. Miller's stock option grant was reduced by 5%. The Irwin Ventures plan pays participants only on occurrence of realized gains or losses by Irwin Ventures LLC. To date, there have been no payments to

                           19.

                  Mr. Miller under the terms of the Irwin Ventures plan. Mr. Miller has also received the following grants:
--------------------------------------------------------------------------------

                                                                         Number of
                        Year                                             Outstanding Options    Exercise Price
                        --------------------------------------------------------------------------------------
                        2002.........................................          140,400            $15.65000
                        2001.........................................          101,100            $21.38000
                        2000.........................................           99,900            $16.96875
                        1999.........................................           49,600            $24.09375
                        1998.........................................           28,020            $28.18750
                        1997.........................................           42,180            $13.68750
                        1996.........................................           41,400            $10.65625
                        1995.........................................           54,800             $7.84375
                        --------------------------------------------------------------------------------------

                  These eight grants are the only outstanding long-term grants for Mr. Miller.

                  Return on average equity for 2002 was 16.66%, compared to 21.83% in 2001. We believe that 2002 performance will have been slightly above peer median, and 2001 was in the top quartile of peer performance based on return on average equity. Total shareholder return (including dividends and price appreciation) was -1.35% for 2002 and 18.75% for 2001 for Irwin Financial. These returns compare to 3.6% in 2002 and 12.76% in 2001 for the Russell 2000 Financial Services Sector Index.

                           20.

Comparison of Five-Year Cumulative Total Return
Irwin Financial Corporation, Russell 2000 & Russell 2000 Financial Services Sector*
--------------------------------------------------------------------------------

                                                                                                         RUSSELL 2000 FINANCIAL
                                                     IRWIN FINANCIAL              RUSSELL 2000               SERVICES SECTOR
                                                     ---------------              ------------           ----------------------
1997                                                     100.00                      100.00                      100.00
1998                                                     131.00                       98.00                       90.00
1999                                                      86.00                      118.00                       86.00
2000                                                     104.00                      115.00                      103.00
2001                                                      85.00                      118.00                      116.00
2002                                                      84.00                       94.00                      120.00

                * The Corporation is included in both the Russell 2000 and
                  Russell 2000 Financial Services indices.

                    Sally A. Dean       David W. Goodrich       William H. Kling

                           21.

Interest of Management in Certain Transactions
--------------------------------------------------------------------------------

                  Certain of our directors, officers and associates were customers of and had transactions with our subsidiaries in the ordinary course of business during the past year, including insurance services, corporate and personal trust services, general commercial and mortgage banking business, and consumer mortgages, loans and lines of credit. Other transactions may be expected to take place between such persons and these subsidiaries. All outstanding loans and commitments included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                  Companies controlled by Irwin Miller, the Estate of Clementine
                  M. Tangeman, and William I. Miller purchased commercial paper from us from time to time. The maximum amount outstanding was $23,499,711 during 2002 and the amount outstanding was $14,120,898 at year end 2002. In the opinion of management, the rates paid by us on these commercial paper transactions were comparable to the prevailing rates for such transactions at the time of the respective transactions.

                  In addition to corporate and personal trust services and general banking business, companies owned or controlled by Mr. Irwin Miller and the Estate of Clementine M. Tangeman purchased insurance services (offered by a subsidiary of Irwin Union Bank and Trust, Irwin Union Insurance, Inc., to the companies and to the public, generally, as a regular service) for the sale of which Irwin Union Insurance, Inc. received gross commissions of approximately $15,823 in 2002. The commissions paid were at the same rate as those prevailing on comparable sales to the general public.

                  We made payments totaling $56,200 in 2002 to a company controlled by Mr. Irwin Miller and the Estate of Clementine M. Tangeman in exchange for the administrative and support services of an employee of such company. In the opinion of management, such payment was comparable to, or more favorable to us, than the cost of hiring an additional employee.

                  As part of our incentive compensation programs, we have provided certain key managers of our lines of business with minority interests in the subsidiaries they manage, including two of our executive officers -- Elena Delgado, who heads our home equity lending line of business, and Joseph LaLeggia, who heads our commercial finance line of business. Under our arrangement with Mr. LaLeggia, he is entitled to a 5% minority interest in the common stock of our subsidiary Irwin Commercial Finance Corporation, the parent company of our leasing line of business. Mr. LaLeggia continues to own an indirect minority interest in Onset Capital Corporation, our Canadian leasing subsidiary, which interest he held when we acquired Onset Capital in 2000.

                  We have entered into shareholder agreements with Irwin Home Equity and its minority common shareholders, including Elena Delgado. The shareholder agreements, together with the common shares of Irwin Home Equity held by these individuals, in effect provide them with a 10% aggregate interest -- and

                           22.

                  Ms. Delgado with a 5% interest -- net of our preferred interest, in the value of the home equity line of business.

                  Pursuant to the shareholder agreement with Ms. Delgado, as most recently amended in January 2001, Ms. Delgado's 5% interest in the common stock of Irwin Home Equity Corporation is subject to certain anti-dilution provisions. The agreement provides that in the event of Ms. Delgado's termination for "serious cause" (as defined in the agreement), all of her shares will be forfeited and transferred back to us. The agreement also provides that in the event that Ms. Delgado and Irwin Financial enter into an agreement whereby we agree to repurchase any or all of her shares, the purchase price of such shares shall be equal to the fair market value of such shares, as determined initially by Irwin Home Equity's board of directors in accordance with the agreement. In the event of any disagreement with the initial valuation, the agreement provides for an appraisal process to determine the fair market value of the shares. All such appraisals must take into account not only the value of the shares beneficially owned by Ms. Delgado in Irwin Home Equity, but also the value attributable to the home equity line of business segment of Irwin Union Bank and Trust. In connection with the reorganization of certain of our subsidiaries that hold residual assets from previous home equity securitizations, it is contemplated that the definition of fair market value in the agreement will be amended to include, in addition to its existing components, the value of any such residual assets that continue to be owned by us but are no longer held directly or indirectly by Irwin Home Equity or Irwin Union Bank and Trust. If we propose to sell any of our shares of Irwin Home Equity, Ms. Delgado has certain "co-sale" rights under the agreement entitling her either to sell a pro rata portion of her Irwin Home Equity shares at the same time and to the same purchaser, or alternatively, to purchase from us a pro rata portion of the shares we have proposed to transfer, in each case on the same terms and conditions as our proposed sale.

                  In connection with our effort to reduce the concentration of residual assets at Irwin Union Bank and Trust in light of the new regulatory capital rules, we reorganized certain subsidiaries that held residual assets from previous home equity securitization transactions and created two new subsidiaries to hold those assets. As part of this reorganization, we have proposed issuing a 10% minority interest in the common stock of one of the new subsidiaries to the minority shareholders of Irwin Home Equity, including Ms. Delgado. If the minority interest were issued, we would anticipate receiving a preferred interest in an amount equal to the then current value of any residual assets we contributed to this subsidiary. To the extent we realize returns on the residual assets in excess of our liquidation preference, Ms. Delgado and the other minority shareholders would share proportionately with us as common shareholders in the excess return.

                  In January 2002, we entered into loan agreements with four executives who are also minority shareholders of Irwin Home Equity, including Ms. Delgado. The principal amount of the loan made to Ms. Delgado was $1.025 million. The loan, which has a term of three years, bears interest at a rate of 2.710% compounded semiannually and is secured by a pledge of Ms. Delgado's ownership interest in the home equity line of business (including all her common shares of Irwin Home Equity and all rights under her shareholder agreement as well as any shares of

                           23.

                  capital stock of any other entity to which assets of Irwin Home Equity may be assigned or distributed from time to time in connection with the reorganization of this line of business). Amounts due on the loan are payable upon the earlier of maturity of the loan or Ms. Delgado's receipt of proceeds as the result of certain liquidity events.

                  In addition, as part of employment agreements and incentive arrangements currently being discussed with Irwin Home Equity management, we have proposed, subject to certain conditions, that we make certain tax "gross up" payments to the minority shareholders, including Ms. Delgado. Under the proposal, if certain conditions are met, the payments would occur if we or Irwin Home Equity purchased shares of Irwin Home Equity from the minority shareholders and they were required to treat any portion of their sale proceeds as ordinary income for tax purposes.

                  Irwin International Corporation is the subsidiary in our commercial finance line of business that owns approximately 78 percent of our Canadian Leasing subsidiary, Onset Capital Corporation. The minority shareholder of Onset Capital is Onset Holdings, Inc., a Canadian company owned directly and indirectly by members of Onset Capital's senior management. Irwin International entered into a shareholder agreement with Onset Holdings under which, upon the occurrence of certain events, Irwin International may exercise a call option for a specified number of Onset Capital shares held by Onset Holdings. The purchase price for the shares subject to the call option is equal to the fair market value of such shares, as determined by Onset Capital's board of directors in accordance with the agreement. In the event of any disagreement with the initial valuation, the agreement provides for an appraisal process to determine the fair market value of the shares. In addition to its call right, Irwin International also has a right of first refusal to purchase the shares held by Onset Holdings on the same terms and conditions as those set forth in any bona fide offer made by a third party for those shares.

                  If Irwin International proposes to sell any of its shares of Onset Capital, Onset Holdings has certain co-sale rights under the agreement, entitling it either to sell a pro rata portion of its Onset Capital shares at the same time and to the same purchaser, or alternatively, to purchase from Irwin International a pro rata portion of the shares Irwin International has proposed to transfer, in each case on the same terms and conditions as Irwin International's proposed sale. In addition, Irwin International has a conditional right to compel Onset Holdings to participate in a sale to a third party subject to Onset Holdings' right to purchase all of Irwin International's shares for a purchase price based on the aggregate transaction value set forth in the third party offer. If Onset Holdings does not exercise this right, both shareholders will take any actions necessary to consummate the sale to the third party. In addition to the sale and purchase rights, the shareholder agreement also provides that Onset Holdings' interest in the common stock of Onset Capital is subject to certain anti-dilution provisions.

                  During 2001, Irwin Ventures entered into a management arrangement with certain members of senior management, including our Chairman, William I. Miller, and Executive Vice President, Thomas D. Washburn. Under the arrangement, participating individuals have a carried interest entitling them, in the
                           24.

                  aggregate, to up to 20% of the profits earned on venture investments made by Irwin Ventures. No amounts are currently accrued to the accounts of Messrs. Miller and Washburn under this carried interest arrangement. In addition, certain of our executive officers participate in a private fund organized to co-invest with Irwin Ventures. At the beginning of each calendar year, participants may elect to contribute to the fund a portion of their annual bonus to be received for that year, up to a current maximum limit of $25,000. The agreement governing this fund originally authorized us, at the election of each individual participant, to make a matching contribution in the form of a non-recourse loan to fund up to 50% of the participant's annual investment in the co-investment fund. Following the adoption of a recent federal law that imposes a prohibition on loans to executive officers, we amended this agreement effective July 30, 2002 to eliminate this non-recourse loan feature. The aggregate amount of the annual investment is contributed to the fund effective January 1 following the year in which the election is made. To date, Messrs. Davis, Ehlinger, Griffith, Nash, Souza and a former executive officer have made co-investments with Irwin Ventures through this fund totaling $430,000 through 2002 and have elected to co-invest a total of an additional $10,000 during 2003. These amounts invested through 2002 include non-recourse loans made to these individuals prior to July 30, 2002 in the aggregate amount of $215,000. These loans bear interest at rates of 8.0% and 6.75% and are secured by a pledge of the participant's proportionate interest in the co-investments made during the applicable year.

                  From 1998 through 2001, our executive officers participated in an annual short-term bonus plan that we implemented in 1998. In general, provided the company met or exceeded certain target levels of financial performance, the plan provided for payment of annual cash bonuses determined according to a formula based on specified percentages of the executive's base pay. The deferral of a portion of these bonuses was mandatory. Participants could then elect to defer all or any portion of the bonus payment. Deferred amounts were accrued and credited to accounts of the individual participants for future payouts under the plan. In 2002, the 1998 plan was terminated, and a new plan was adopted. In the new plan, the mandatory deferral of a portion of a participant's bonus was discontinued. Beginning for bonuses earned in 2002, all amounts earned as a bonus and not deferred at the election of the participant will be paid annually and, except for any elective deferrals, no amount would be accrued for distribution in future years. In 2002 we distributed to current participants the balances of their mandatory deferrals. The aggregate deferred amount paid to our executive officers is $1,209,196, which includes amounts payable to Messrs. Miller ($238,378), Nash ($134,451), Washburn ($78,383) and Griffith ($445,732) and Ms. Delgado ($97,229).

                  In 1998, we purchased a 12.5% interest in a Hawker 800 aircraft owned by Cummins Inc. Cummins also provides maintenance and flight services for the aircraft. We paid management fees of $109,710 in 2002 for our ownership interest. We paid $91,164 in 2002 in operating costs to Cummins in connection with the aircraft. We also have a timeshare agreement with Cummins for the use of a substitute aircraft when the jointly-owned aircraft is undergoing major maintenance. The costs and terms associated with the ownership interest and operation of the aircraft were considered at least as favorable as other alternative
                           25.

                  aircraft arrangements. The costs charged under the timeshare agreement are those permitted by Federal Aviation Regulations. Chairman Miller is also a director of Cummins Inc. Mr. Solso, one of our directors, is Chairman, Chief Executive Officer and a director of Cummins Inc.

                  In 1979, Irwin Union Insurance, Inc., as an independent property/casualty insurance agency, was appointed to represent and offer property/casualty and liability products of The St. Paul Companies to its customers. Mr. Kling, one of our directors, is also a director of The St. Paul Companies. Irwin Union Insurance, Inc. received gross agency commissions of $6,175 in 2002 from The St. Paul Companies.

Audit and Risk Management Committee Report
--------------------------------------------------------------------------------

                  The Audit and Risk Management Committee is composed of four independent directors and assists the Board of Directors in fulfilling its oversight responsibilities. A charter governs the purpose, composition and activities of the Audit and Risk Management Committee, and a copy of the charter is included in Appendix A. In assisting the Board of Directors, the Audit and Risk Management Committee has performed the following:

                  - Reviewed and discussed the audited financial statements with management;

                  - Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61 (Communication with Audit Committees);

                  - Received the written disclosures and letter from the
                    independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed with the auditors the auditors' independence.

                  Based on the reviews and discussion referred to above, the Audit and Risk Management Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K and the Annual Report to Shareholders for the year ended December 31, 2002.

                  Audit and Risk Management Committee members are John C. McGinty, Jr. (Chairman), Sally A. Dean, John T. Hackett, and Brenda J. Lauderback.

                  In addition to this statement, the fees paid to PricewaterhouseCoopers must also be disclosed in the proxy. Accordingly, the fees are reflected in the following section titled "Independent Public Accountants."

Independent Public Accountants
--------------------------------------------------------------------------------

                  PricewaterhouseCoopers LLP, certified public accountants, will audit the books and accounts of the Corporation for 2003. Each professional service performed by PricewaterhouseCoopers LLP during 2002 was reviewed and the possible effect of such services on the independence of the public accounting firm was considered by the Audit and Risk Management Committee. No member of the firm has any material interest, financial or otherwise, in us or any of our subsidiaries.

                           26.

                  We have invited representatives of PricewaterhouseCoopers LLP to be present at the Annual Shareholders' Meeting. We expect the representatives will attend the meeting. If present, these representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders. See "Director Meetings and Committees" for information regarding our Audit and Risk Management Committee.

                  After the completion of our audit for the year 2000, we made a change in our selection of independent accountants. In June 2001, however, we decided to re-engage our previous independent accountants, PricewaterhouseCoopers LLP, as more fully explained below:

                  - On May 2, 2001, we dismissed PricewaterhouseCoopers LLP as our independent accountants.

                  - PricewaterhouseCoopers LLP reported on our financial
                    statements for the fiscal years December 31, 2000 and December 31, 1999.

                  - The report of PricewaterhouseCoopers LLP on our financial statements for the fiscal years ended December 31, 2000 and December 31, 1999, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

                  - Our Audit Committee recommended, and our Board of Directors approved, effective as of May 2, 2001, the decision to change independent accountants.

                  - In connection with its audits for the fiscal years ended
                    December 31, 2000 and December 31, 1999, and through May 2, 2001: (1) we had no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference thereto in its reports on the financial statements for such periods; and
                    (2) there has been no matter that was the subject of a reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).

                  - Effective as of May 8, 2001, we engaged Deloitte & Touche
                    LLP as our new independent accountants to audit our financial statements. During the fiscal years ended December 31, 2000 and December 31, 1999, and through May 2, 2001, we did not consult with Deloitte & Touche LLP regarding the application of accounting principles to any transaction or the type of audit opinion that might be rendered on our financial statements or any matter that was the subject of a disagreement or reportable event with the former auditor.

                  - During its review of our financial statements for the first quarter of 2001, Deloitte & Touche LLP advised us that it did not agree with our accounting treatment under SFAS 125 for a portion of a securitization program that contained a recourse provision. We historically had delayed revenue recognition with respect to a portion of the securitization until the recourse provision had expired and our legal counsel rendered an opinion that such securitization would be treated as a sale by our special purpose subsidiary. We submitted this accounting issue for review to the staff of the Securities and Exchange Commission on May 31, 2001. After discussion with staff of the SEC, we
                           27.

determined and communicated to Deloitte & Touche LLP on June 20, 2001 that it was appropriate to account for our securitization programs consistent with our historical financial statements. Deloitte & Touche LLP was offered the opportunity to accept our position as to the treatment of our financial statements or to resign. On June 22, 2001, Deloitte & Touche LLP resigned as our independent accountants.

                  - Deloitte & Touche LLP has not, since its appointment by us on May 8, 2001, reported on any financial statements or reports filed on behalf of us;

                  - Our Audit Committee recommended, and our Board of Directors approved, effective as of June 26, 2001, the decision to change independent accountants;

                  - Since Deloitte & Touche LLP's engagement on May 8, 2001, we had no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche LLP would have caused it to make reference thereto in its reports on the financial statements for such period, except Deloitte & Touche LLP did not agree with (1) our position to delay recognizing a sale under SFAS 125 on a portion of a securitization program until the recourse provision related to such portion of the securitization program had expired and we had received a legal opinion that the securitization would be treated as a sale by our special purpose subsidiary, as more fully discussed above; and (2) our preliminary position to treat the stock plan for certain officers of our home equity line of business as a "fixed" plan for purposes of expense recognition rather than as a "variable" plan. On June 20, 2001, we confirmed to Deloitte & Touche LLP that we would account for the interest as a "variable" plan, consistent with its advice. No matter was the subject of a reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).

                  - We engaged PricewaterhouseCoopers LLP as our new independent accountants as of June 26, 2001. Prior to that date, we had engaged PricewaterhouseCoopers LLP as our independent accountants from 1987 through May 2, 2001.

                  The aggregate audit fees billed by PricewaterhouseCoopers for the year ended December 31, 2002 are as follows:

                          -----------------------------------------------------------------------------
                                                                    FINANCIAL
                                                                   INFORMATION
                                                                SYSTEMS DESIGN AND
                                                                  IMPLEMENTATION            ALL OTHER
                                    AUDIT FEES                         FEES                   FEES
                          -----------------------------------------------------------------------------
                             Billed          Unbilled
                          -----------------------------------------------------------------------------
                            $539,429         $156,541                  -0 -                $541,132(1)
                          -----------------------------------------------------------------------------

                (1) Includes $106,602 of fees related to our trust preferred stock offering and $162,630 related to tax consulting.

                  The Audit and Risk Management Committee considered whether the provision of services under the "All Other Fees" category is compatible with maintaining PricewaterhouseCoopers' independence.

                           28.

Voting Procedures
--------------------------------------------------------------------------------

                  Shareholders owning a majority of all the common shares outstanding must be present in person or represented by proxy in order to constitute a quorum for the transaction of business. Thus, approximately 13,912,449 shares will be required at the meeting for such quorum. The four nominees receiving the greatest number of votes at the meeting, either in person or by proxy, will be elected as directors for the ensuing three-year term, as indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because the beneficial owner has withheld voting instructions, and proxies returned with abstentions, will be treated as present for purposes of determining a quorum but will not be counted as voting on any matter as to which a non-vote or abstention is indicated on the proxy.

Annual Report on Form 10-K
--------------------------------------------------------------------------------

                  We are providing all shareholders with a copy of our Annual Report on Form 10-K for 2002, together with all financial statements, schedules, and a list of the exhibits filed with the Form 10-K. If any shareholder wishes a copy of the exhibits filed with our Annual Report on Form 10-K, we will furnish the exhibits without charge. All requests for copies should be in writing and directed to Gregory F. Ehlinger, Senior Vice President and Chief Financial Officer, Irwin Financial Corporation, P. O. Box 929, Columbus, Indiana 47202.

Deadline for Shareholder Proposals for the 2004 Annual Meeting
--------------------------------------------------------------------------------

                  Any proposals of shareholders that are otherwise eligible for inclusion in our proxy material must be received at our principal executive offices, 500 Washington Street, Columbus, Indiana 47201, prior to November 29, 2003, in order for the proposals to be considered for inclusion in our proxy statement and form of proxy for the 2004 Annual Meeting pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934. Proposals of shareholders submitted outside the process of Rule 14a-8 (Non-Rule 14a-8 Proposals) in connection with the 2004 Annual Meeting must be received by us by February 12, 2004 or such proposals will be considered untimely. Our proxy for the 2004 Annual Meeting will give discretionary authority to the proxy holders to vote on all Non-Rule 14a-8 Proposals we receive after February 12, 2004.

                           29.

Miscellaneous
--------------------------------------------------------------------------------

                  As of the date of this proxy statement, our Board of Directors has no knowledge of any matters to be presented for consideration at the meeting other than the matters described in this proxy statement. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named in this proxy statement is nominated at the meeting for election as a director because a nominee named in this proxy statement is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendation of our Board of Directors.

                                                        MATT SOUZA, Secretary

                                                        March 28, 2003

                           30.

                                                                      Appendix A

                          IRWIN FINANCIAL CORPORATION
                  AUDIT AND RISK MANAGEMENT COMMITTEE CHARTER

PURPOSE
--------------------------------------------------------------------------------

The primary function of the Audit and Risk Management Committee (the "Committee" or ARMC) is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to shareholders and others; reviewing the Corporation's processes for the oversight and management of financial and operational risks, including the system of internal control that management and the Board of Directors have established; and reviewing the Corporation's auditing, accounting and financial reporting processes generally. The Committee derives its authority from the by-laws of Irwin Financial Corporation (the "Corporation") and is hereby given all resources and authority necessary to properly discharge its responsibilities. The Audit and Risk Management Committee's primary duties and responsibilities are to:

- Provide an open avenue of communication among management, the internal auditors, the independent accountants, and the Board of Directors.

- Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

- Review and appraise the qualifications and audit efforts of the Corporation's independent accountants and internal auditing department.

The Audit and Risk Management Committee will primarily fulfill these responsibilities by carrying out the activities enumerated below in the section titled "Duties and Responsibilities." To the extent permitted by applicable regulations and listing requirements, the Committee may obtain assistance from management or staff in accomplishing these responsibilities.

COMPOSITION AND QUALIFICATIONS
--------------------------------------------------------------------------------

The Audit and Risk Management Committee will be comprised of three or more directors. All members of the Committee will be independent directors, as determined by the Board of Directors in accordance with guidelines of the New York Stock Exchange and other applicable regulations. No member of the Committee may, other than in his or her capacity as a member of the Committee, the Board of Directors, or any other committee of the Corporation: (i) accept any consulting, advisory or other compensatory fee from the Corporation, or (ii) be an affiliated person of the Corporation or any of its subsidiaries. Any director of the Corporation who is determined to be independent by the Board of Directors but who also holds 20% or more of the Corporation's outstanding shares (or who is a general partner, controlling shareholder or officer of any such holder) cannot be the Chair or a voting member of the Committee.

All members of the Committee will have a working familiarity with basic finance and accounting practices, such as the ability to read and understand fundamental financial statements. The Chair of the Committee will have accounting or related financial management expertise, as determined by the Board of Directors in accordance with guidelines of the New York Stock Exchange, and at least one member of the Committee (who may also be the Chair) shall be a financial expert, as defined in regulations promulgated by the Securities and Exchange Commission from time to time.

                           31.

Committee appointments and selection of the committee chairperson will be approved annually by the Board of Directors.

MEETINGS
--------------------------------------------------------------------------------

The Committee will meet at least four times annually, or more frequently as circumstances dictate. The Committee may ask members of management or others to attend the meetings and is authorized to receive any and all pertinent information from management as determined by the Committee. The Committee will meet with the independent accountants, management, and the director of internal auditing in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee, or at least its Chair, will discuss with the independent accountants and management any matters of the types described in the Statement of Auditing Standards No. 61, Communications with Audit Committees, which are identified in connection with the accountants' reviews of the interim financial statements.

DUTIES AND RESPONSIBILITIES
--------------------------------------------------------------------------------

To fulfill its duties and responsibilities, the Audit and Risk Management Committee shall perform the following:

General
--------------------------------------------------------------------------------

- The Committee will report its activities to the full Board of Directors on a regular basis so that the Board is kept informed of its activities on a current basis. The Committee will perform all duties determined by the Board.

- The Committee has the power to conduct or authorize investigations into matters within the Committee's scope of responsibilities. The Committee is authorized to retain independent counsel, accountants or other advisors as it deems necessary.

- The Committee will do whatever else the law, the Corporation's charter or bylaws or the Board of Directors may require or direct.

Engagement of Independent Accountants and Internal Auditor
--------------------------------------------------------------------------------

- The Committee will have sole authority for the appointment, compensation and oversight of the independent accountants. The Committee will consult with the Board of Directors in making such decisions.

- The Committee will have the sole authority to approve all audit engagement fees and terms, as well as non-audit engagements of the independent accountants. Authority to pre-approve non-audit engagements may be assigned to the Chairman of the Audit and Risk Management Committee with communication to, and ratification of, the full Committee at the subsequent meeting.

- The Committee will oversee the independence of the independent accountants by reviewing all relationships the accountants have with the Corporation, including consideration of non-audit services provided by the independent accountants and the fees paid for such services.

- The Committee will, at least annually, obtain and review a report by the independent accountant describing (i) its internal quality control procedures;
  (ii) any material issues raised in internal quality control reviews, or peer reviews, of the accounting firm, or by any inquiry or investigation by governmental or professional authorities (within the preceding five years) respecting one or more independent audits carried out by the firm; and (iii) any steps taken to deal with any such issues.

                           32.

- The Committee will review and concur, by majority vote, in the appointment, replacement, reassignment, or dismissal of the Director of Internal Auditing.

- The Committee will oversee the internal audit function. The Committee will provide internal audit the authority to examine all records and issue independent reports in order to provide objectivity to the internal audit function.

- The Committee will consider, in consultation with the independent accountants and the director of internal auditing, the audit scope and plans prepared by the internal auditors and the independent accountants.

- The Committee will request that the director of internal auditing and the independent accountants coordinate the internal and external audits of the Corporation in order to avoid duplication of efforts.

Review of Internal and External Audit Work, and the Quarterly and Annual Financial Statements
--------------------------------------------------------------------------------

- The Committee will ascertain that the independent accountants view the Board of Directors as their client, that they will be available to the full Board at least annually, and that they will provide the Committee with a timely analysis of significant financial reporting issues.

- The Committee will review the following with management, the director of internal audit and the independent accountants:

  a.) The adequacy of the Corporation's risk management processes, including any significant weaknesses in the system of internal control for detecting and reporting financial errors, defalcations, legal violations, and noncompliance with the Corporation's code of conduct.

  b.) Management's report concerning significant deficiencies in internal controls, and any fraud by persons with a significant role in the system of internal controls.

  c.) The independent accountant's report concerning its review of management's assessment of the Corporation's internal controls, control structure and material weaknesses.

  d.) Management's responses indicating action taken or planned to address such weaknesses.

- The Committee will review the following with management and the independent accountant:

  a.) The Corporation's annual financial statements and related footnotes, as well as the annual Form 10-K filing with the Securities and Exchange Commission and whether the information in the filing is consistent with the information in the financial statements.

  b.) The independent accountant's audit of and report on the financial statements.

  c.) The external accountant's report of all critical accounting policies and practices to be used, alternative treatments of financial information that have been discussed with management (and the ramifications of such alternative treatments), and the accountant's preferred treatment. The Committee will have final authority to resolve disagreements between management and the external accountant regarding financial reporting.

  d.) The auditor's qualitative judgments about the quality, not just the acceptability, of accounting principles and financial disclosures.

  e.) Any serious difficulties or disputes with management encountered during the course of the audit.

  f.) Other matters related to the conduct of the audit that are to be communicated to the committee under generally accepted auditing standards.

                           33.

  g.) To the extent not covered by the foregoing categories, any other material written communications between the external accountant and management, such as any management letter or schedule of unadjusted differences.

- The Committee or its Chair will review with management and the independent accountants:

  a.) The quarterly Form 10-Q filings with the Securities and Exchange Commission prior to their submission.

  b.) The related quarterly press releases announcing earning results prior to their release to the public.

- The Committee will consider and review with management and the director of internal audit:

  a.) The quarterly report provided by the director of internal audit which summarizes audit activities during the period, including any significant findings concerning the Corporation's risk management, financial reporting or compliance systems, as well as management's responses to them.

  b.) The internal audit department's annual audit plan, staffing, and professional education of the internal audit staff for each calendar year.

  c.)  The internal audit department's policy statement.

Other Responsibilities
--------------------------------------------------------------------------------

The Audit and Risk Management Committee will:

- Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

- Approve any changes to the Corporation's code of conduct and any waiver of the code of conduct for executive officers and directors.

- Establish clear policies to be followed by the Corporation in connection with its hiring of employees and former employees of the independent accountants.

- Review and update the Audit and Risk Management Committee Charter annually.

- Review with management the results of regulatory examinations of the Corporation and management's responses to such reports.

- Review the substance of legal and regulatory matters that may have a material effect on the Corporation's financial statements, including significant issues raised by internal or outside counsel concerning litigation, contingencies, claims, or assessments.

- Receive a briefing of changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, Securities and Exchange Commission or other regulatory bodies, that may have a material effect on the financial statements.

- Perform an annual self-assessment which takes into account the purpose and responsibilities of the Committee and an evaluation of its performance of those responsibilities.

                           34.

                          Irwin Financial Corporation
                           Annual Shareholder Meeting
                      April 24, 2003 -- 4:00 p.m. (E.S.T.)
                         Holiday Inn Conference Center
                      2480 Jonathan Moore Pike (Route 46)

                              [MAP TO HOLIDAY INN]

                             [IRWIN FINANCIAL LOGO]

                                  DETACH HERE
 -------------------------------------------------------------------------------

                          IRWIN FINANCIAL CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned does hereby nominate, constitute, and appoint John A. Nash and William I. Miller and each of them (with full power to act without the other), with full power of substitution to each, the true and lawful Proxies of the undersigned to attend the Annual Meeting of the Shareholders of the Corporation, to be held at the Holiday Inn Conference Center, 2480 Jonathan Moore Pike, Columbus, Indiana, on Thursday, April 24, 2003, at 4:00 p.m. (Columbus time), or at any adjournment of the meeting, and to vote all shares of the Corporation that the undersigned is entitled to vote upon the matters referred to in this proxy and in the notice of the meeting to the same extent and with all the powers the undersigned would possess if personally present and voting at the meeting or at any adjournment of it, and the Proxies are directed to:

         (The Board of Directors recommends a VOTE FOR this proposal.)

(1) The election of the 4 directors listed below, whose terms of office shall expire as indicated.

        [ ]Vote FOR         [ ] or WITHHOLD AUTHORITY to vote for

    David W. Goodrich (2006);  John T. Hackett (2006);  Brenda J. Lauderback
                      (2006);  John C. McGinty, Jr. (2006)

 INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT
                THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

(2) Vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                                                       (Continued on other side)

                                  DETACH HERE
 -------------------------------------------------------------------------------

                                 (Continued from other side)

    This proxy will be voted as you specify on this proxy card. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR THE DIRECTORS NAMED IN THE PROXY STATEMENT AND THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF IT.

    The undersigned acknowledges receipt of notice of the meeting and the accompanying proxy statement and hereby revokes all proxies heretofore given by the undersigned for the meeting.

    This proxy may be revoked at any time prior to voting it.

                                              Dated -------------------- , 2003

                                              ----------------------------------
                                              Please sign exactly as name(s)
                                              appear(s) here.

                                              ----------------------------------
                                              (If there are two or more
                                              co-owners, all must sign.)

                                              Important: Please sign, date, and
                                              return this proxy promptly in the
                                              enclosed envelope. No postage
                                              required if mailed in the United
                                              States.)